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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



              Date of report (Date of earliest event reported):
                         May 14, 1999 (April 30, 1999)



                                   CNET, Inc.
                                   ---------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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
              Delaware                    0-20939                            13-3696170
              --------                    -------                            ----------
  (STATE OR OTHER                (COMMISSION FILE NUMBER)       (IRS EMPLOYER IDENTIFICATION NO.)
  JURISDICTION OF
  INCORPORATION)
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                              150 Chestnut Street
                        San Francisco, California 94111
                        -------------------------------
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



              Registrant's telephone number, including area code:
                                 (415) 395-7800


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 30, 1999, CNET, Inc. (the "Registrant"), completed the acquisition of Sumo, Inc., a Florida corporation ("Sumo"), an Internet service directory provider. The acquisition was completed through a merger of Sumo into the Registrant in which the Registrant issued 234,742 shares of its common stock (which equalled thirty million dollars divided by $127.80, the average last sales price of the Registrant's common stock on the Nasdaq National Market System for the five trading days preceding April 30, 1999). The purchase price was agreed upon by negotiation among the parties. The Registrant intends to record this transaction using the pooling-of-interests accounting method. For more information with respect to the terms of the acquisition, reference is made to the Agreement and Plan of Merger attached as Exhibit 2.1 to this report, which is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

         2.1 Agreement and Plan of Merger, dated as of April 30, 1999, by and among CNET, Inc., Sumo, Inc. and the stockholders of Sumo, Inc.*

         -----------------
         * The schedules to this agreement have been omitted in reliance upon
           Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

      Dated:  May 14, 1999          CNET, INC.



                                        By:  /s/ DOUGLAS N. WOODRUM
                                             ----------------------------------
                                             Douglas N. Woodrum
                                             Executive Vice President and Chief
                                             Financial Officer


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                               INDEX TO EXHIBITS

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
Exhibit
 Number                       Description
--------                      -----------
  2.1 Agreement and Plan of Merger, dated as of April 30, 1999, by and among CNET, Inc., Sumo, Inc. and the stockholders of Sumo, Inc.
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